Exhibit 99.1

CONTACT:
NEWS RELEASE	MVB Financial Corp.
Bret S. Price, CFO
(304) 285-0005
bprice@mvbbanking.com

MVB FINANCIAL RAISES $52.8 MILLION TO SUPPORT FUTURE GROWTH

FAIRMONT, W.Va. (June 30, 2014) — MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) (the “Company”), the parent company of MVB Bank, Inc. (the “Bank”), MVB Mortgage and MVB Insurance, LLC, announced today that it has completed a series of private placements resulting in gross proceeds of approximately $52.8 million.

Through its common stock offering, the Company sold 972,059 shares of common stock at $16.00 per share (adjusted for March 21, 2014 split) for a total of $15.6 million.  In addition, in a separate offering, the Company issued $7.8 million of preferred stock and $29.4 million of subordinated debt.  The Company intends to use the aggregate gross proceeds of approximately $52.8 million from the private placements to fund future organic and strategic growth and for other general corporate purposes.

“We are very pleased with our ability to compile such a dynamic capital stack through these private placements.  We believe it reflects the high level of confidence our investors have placed in us,” said Larry F. Mazza, CEO, MVB Financial Corp. “The current industry environment demands institutions capitalize themselves in advance of growth, and the success of these offerings demonstrates MVB’s ability to do just that.  We believe solid execution creates value and our team is committed to serving the needs of our current clients and shareholders to pursue sound, future growth as a financial services company.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc. which does business as MVB Mortgage, and MVB Insurance, LLC. The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. (“MVB Financial” or the “Company”) differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company’s operating results and that could impact acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the proposed acquisition of certain assets and assumption of certain liabilities of CFG Community Bank may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement and the degree of competition in the geographic and business areas in which MVB Bank and CFG Community Bank operate; (xii) the reaction of the MVB Bank and CFG Community Bank customers, employees and counterparties to the proposed acquisition and integration; (xiii) the anticipated integration of the operations of MVB Bank and CFG Community Bank may be more difficult, costly or time-consuming than expected; (xiv) the risk that the new investments to support the growth of MVB Insurance may not be fully realized or may take longer than expected due to general economic and market conditions; (xv) diversion of management time on acquisition or diversified growth issues; and, (xvi) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Other Notes

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The shares of common stock, preferred stock, and the subordinated debt placements were sold only to accredited investors in private placements in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The offer and sale of the shares have not been, and will not be, registered under the Securities Act, and the shares may not be offered or sold in the United States absent registration under such Act and applicable state securities laws or an applicable exemption from those registration requirements.

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